Exhibit 99.1

AVANTAIR, INC. REPORTS FISCAL 2013 FIRST QUARTER

FINANCIAL RESULTS

CLEARWATER, Fla. – November 13, 2012 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its fiscal 2013 first quarter, which ended September 30, 2012.

Fiscal 2013 First Quarter Performance:

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, employee termination and other costs, loss on sale of asset, and gain on debt extinguishment) increased by $2.7 million to approximately $2.2 million, compared to negative Adjusted EBITDA of ($0.5) million in the first quarter of fiscal 2012.

•

Net loss attributable to common stockholders for the first quarter ended September 30, 2012 was ($1.3) million, or ($0.05) per share, based on 26.6 million weighted average shares outstanding, and included $0.1 million related to employee termination and other costs. This compared with a net loss attributable to common stockholders of ($2.6) million, or ($0.10) per share, based on 26.4 million weighted average shares outstanding in the first quarter of fiscal 2012.

•	Total revenue for the first quarter of fiscal 2013 of $42.9 million compared to fiscal 2012 first quarter revenue of $43.0 million.

•	Total number of revenue-generating flight hours flown for the first quarter fiscal 2013 decreased by 0.2% to 11,343, compared with 11,366 hours flown in the fiscal 2012 first quarter.

Subsequent to September 30, 2012:

•	During late October through mid-November, the company voluntarily stood down its fleet in order to complete a thorough review of the maintenance records and inspection of its aircraft.

“On October 25th, we stood down our fleet in order to inspect all of our aircraft and at the same time move forward with implementing safety systems compatible with major airlines,” said Steven Santo, Chief Executive Officer of Avantair. “I am pleased that over the weekend we began returning our fleet to the air. We are adding additional aircraft daily and expect most of the fleet to resume flying by the Thanksgiving Holiday. As we now move on from this challenging period for our company, our safety standards are ahead of where all standards are likely to be in the near future.”

Conference Call

Chief Executive Officer Steven Santo, President Stephen Wagman and Chief Financial Officer Carla Stucky will hold a conference call with the financial community on Tuesday, November 13, 2012 at 5 p.m. ET to review the company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing: 1-888-895-5271 U.S. Toll Free or 1-847-619-6547 U.S. Toll. For international callers, dial 1-847-619-6547. When prompted, give Confirmation Number: 33746044 or ask for “Avantair’s First Quarter Fiscal 2013 Earnings Conference Call.” The live conference call will also be webcast on the company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through November 27, 2012, by dialing 1-888-843-7419 U.S. Toll Free or 1-630-652-3042 US Toll. For international callers, dial 1-630-652-3042. When prompted key in the Passcode: 33746044#.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA (in thousands):

	September 30,
	2012	2011
Net Loss	$(970)	$(2,180)
Add:
Depreciation and amortization	1,451	930
Interest expense	992	1,056
Stock-based compensation	154	173
Employee termination and other costs	100	—
Loss on sale of asset	477	—
Subtract:
Interest and other income	(18)	(66)
Gain on debt extinguishment	—	(439)
Adjusted EBITDA	2,186	(526)

The company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes other income and expense items that do not directly reflect the underlying performance of the company’s business operations. This measure is a supplement to accounting principles generally accepted in the United States used to prepare the company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,”

“comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight hour cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 500 employees. Avantair offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., parts of Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The company currently manages a fleet of 57 aircraft. For more information about Avantair, please visit: www.avantair.com.

Company Contacts:

Avantair, Inc.

Stephen Wagman, President

727-538-7909

swagman@avantair.com

Avantair, Inc.

Carla Stucky, Chief Financial Officer

727-538-7976

cstucky@avantair.com

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in Thousands, Except Share Data)

	September 30, 2012 (Unaudited)	June 30, 2012
ASSETS
Current Assets
Cash and cash equivalents	$1,272	$5,302
Accounts receivable, net of allowance of $1,420 and $1,340, respectively	10,960	11,707
Inventory	201	155
Current portion of aircraft costs related to fractional share sales	5,907	8,458
Prepaid expenses and other current assets	6,657	3,830

Total current assets	24,997	29,452

Long-Term Assets
Aircraft costs related to fractional share sales, net of current portion	952	1,691
Property and equipment, net	37,639	40,136
Cash - restricted	2,266	2,226
Deposits on aircraft	7,329	7,193
Goodwill	1,141	1,141
Other assets	9,902	9,443

Total long-term assets	59,229	61,830

Total assets	$84,226	$91,282

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$9,241	$9,051
Accrued liabilities	6,827	6,393
Customer deposits	3,223	3,115
Short-term debt	6,000	12,000
Current portion of long-term debt	4,731	4,652
Current portion of deferred revenue related to fractional aircraft share sales	7,218	9,995
Unearned management fee, flight hour card and club membership revenue	57,907	60,015

Total current liabilities	95,147	105,221

Long-Term Liabilities
Long-term debt, net of current portion	17,605	13,753
Deferred revenue related to fractional aircraft share sales, net of current portion	6,897	8,179
Deferred revenue related to club membership revenue, net of current portion	108	213
Other liabilities	3,077	2,465

Total long-term liabilities	27,687	24,610

Total liabilities	122,834	129,831

COMMITMENTS AND CONTINGENCIES
Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,822	14,799

STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued or outstanding	—	—
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 28,701,634 and 26,497,468 shares issued and outstanding, respectively	3	3
Additional paid-in capital	59,060	57,830
Accumulated deficit	(112,493)	(111,181)

Total stockholders’ deficit	(53,430)	(53,348)

Total liabilities and stockholders’ deficit	$84,226	$91,282

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts in Thousands, Except Share Data)

(Unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue
Fractional aircraft shares sold	$4,060	$6,842
Lease revenue	898	355
Management and maintenance fees	21,618	20,273
Flight hour card and club membership revenue	8,752	8,995
Flight activity and other ancillary billing	6,007	4,824
Other revenue	1,538	1,684

Total revenue	42,873	42,973

Operating expenses
Cost of fractional aircraft shares sold	3,528	6,607
Cost of flight operations	21,262	19,378
Cost of fuel	9,790	9,663
General and administrative expenses	5,235	6,085
Selling expenses	1,026	1,939
Depreciation and amortization	1,451	930
Employee termination and other costs	100	—
Loss on sale of asset	477	—

Total operating expenses	42,869	44,602

Income (loss) from operations	4	(1,629)

Other income (expense)
Interest and other income	18	66
Interest expense	(992)	(1,056)
Gain on debt extinguishment	—	439

Total other expenses	(974)	(551)

Net loss	(970)	(2,180)

Preferred stock dividend and accretion of expenses	(365)	(372)

Net loss attributable to common stockholders	$(1,335)	$(2,552)

Loss per common share:
Basic and diluted	$(0.05)	$(0.10)

Weighted-average common shares outstanding:
Basic and diluted	26,628,563	26,422,832